Exhibit 99.1

Isos Co-Founders George Barrios and Michelle Wilson to Join Progress Acquisition Corporation

Progress Acquisition Corporation has $172M in Trust

to Effect a Merger in the Media, Entertainment, and Technology Sectors

Barrios and Wilson Recently Led the $2.6B de-SPAC Merger with Bowlero

Boston, MA and Westport, CT, August 1, 2022 – Progress Acquisition Corporation (NASDAQ: PGRW, the “Company”) and Isos today announced a partnership and the appointments of Isos Co-Founders and Co-CEOs George Barrios and Michelle Wilson as Officers of PGRW. Isos joins Progress to complement the Company’s search and negotiations to effect a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses. In addition, Isos Managing Director Winston Meade will serve as an Officer of PGRW.

While the Company may pursue an initial business combination in any industry, sector, or geographic region, it continues to focus on businesses in the global media, entertainment, and technology sectors.

“We are thrilled to add George and Michelle to our team following their recent success merging Isos Acquisition Corporation and Bowlero in a landmark transaction,” said David Arslanian, Progress Acquisition Corporation CEO and President. “We believe their operating expertise, history of creating significant shareholder value in the public markets, and active network across sectors will drive deal flow. George and Michelle’s public market reputation and extensive network of investors will help us to secure the committed capital necessary to close a deal.”

“We are excited to partner with the team at Progress Acquisition Corporation,” said Isos Co-Founders and Co-CEOs George Barrios and Michelle Wilson. “Progress Acquisition Corporation has extensive experience in and deep knowledge of the global media, entertainment, and technology sectors, and an understanding of what a premier asset for investors looks like.”

Progress Acquisition Corporation Chief Executive Officer and President David Arslanian, Co-Founder and Board Member Sanjay Puri, and Chief Financial Officer Rick Gallagher will work alongside the Isos team in the business combination efforts. The existing PGRW Board Members will continue in their roles. Progress Acquisition Corporation consummated its initial public offering (IPO) on February 11, 2021 and has $172,500,000 proceeds in trust.

Barrios and Wilson’s most recent venture, Isos Acquisition Corporation, announced the completion of its $2.6 billion business combination with Bowlero on December 15, 2021.

Isos Acquisition Corporation and Bowlero Business Combination Highlights:

●	George Barrios and Michelle Wilson, two proven operators with a long history of working together to create shareholder value in the public markets, served as Co-Chief Executive Officers of Isos Acquisition Corporation.

●	Nine months post IPO, Isos Acquisition Corporation announced the completion of its $2.6 billion business combination with Bowlero, now listed on the NYSE Global Market under the symbol “BOWL”.

●	As part of the transaction, Isos Acquisition Corporation secured a $450 million private investment in public equity (PIPE) anchored by funds managed by affiliates of Apollo Global Management Inc. (“Apollo”), Brigade Capital Management, Soros Fund Management LLC, The Donerail Group LP, and Wells Fargo Asset Management.

●	Funds managed by affiliates of Apollo committed to a forward purchase agreement (“FPA”) for Isos Acquisition Corporation of up to $75 million, and ultimately committed $100 million to the Bowlero transaction.

●	George Barrios and Michelle Wilson now serve on Bowlero’s Board of Directors.

About Isos Capital Management

Based in Westport, CT, Isos Capital Management (https://isoscap.com) is a boutique, full-stack investment firm uniquely positioned to identify and execute on attractive investment opportunities in the global media, entertainment, sports, and technology industries.

With its deep operational, strategy, digital and branding expertise, Isos Capital is a firm built by operators for operators, and partners with management teams to accelerate growth, transform their business models and better meet the needs of tomorrow’s consumers. Isos Capital’s investments are stage agnostic and utilize a variety of vehicles.

About George Barrios

Isos Capital Management Co-Founder and Co-CEO

Isos Acquisition Corporation Co-CEO

George Barrios co-founded Isos Capital Management in 2020 and served as Co-CEO of Isos Acquisition Corporation, a special purpose acquisition company, that completed a business combination with Bowlero Corp. in the media sector’s 3rd largest SPAC transaction ($2.6B) of 2021 resulting in Bowlero trading on the NYSE Global Market under the symbol “BOWL” on December 16, 2021. He now serves on Bowlero’s Board of Directors.

George is an award-winning C-Suite executive and previously served as Co-President and Board Member of WWE leading the company through transformative change and building a multi-platform media enterprise worth more than $5 billion. In 2017, Institutional Investor ranked George among the top 3 CFOs in the Media Industry as part of its All-America Executive team rankings. Prior, he held leadership roles in finance, strategy and operations at The New York Times, Praxair, Time Warner, and HBO. He received his MBA from the University of Connecticut School of Business. He currently serves as the National Board Chair of the Make-A-Wish Foundation.

About Michelle Wilson

Isos Capital Management Co-Founder and Co-CEO

Isos Acquisition Corporation Co-CEO

Michelle Wilson co-founded Isos Capital Management in 2020 and served as Co-CEO of Isos Acquisition Corporation, a special purpose acquisition company, that completed a business combination with Bowlero Corp. in the media sector’s 3rd largest SPAC transaction ($2.6B) of 2021 resulting in Bowlero trading on the NYSE Global Market under the symbol “BOWL” on December 16, 2021. She now serves on Bowlero’s Board of Directors.

Michelle is a leading sports and entertainment C-Suite executive and previously served as Co-President and Board Member of WWE leading the company through transformative change and building a multi-platform media enterprise worth more than $5 billion. In 2018, Forbes named Michelle one of the 10 Most Powerful Women in Sports. She also was featured on the Adweek 50 list, which highlights the leading executives in Media, Marketing and Technology, and named one of Sports Illustrated’s 10 Most Influential Women in Sports. Prior, Michelle served as the Chief Marketing Officer of the United States Tennis Association, oversaw all marketing efforts for the launch of the original XFL, a partnership between WWE and NBC, and held consumer products and brand management positions at the NBA and Nabisco, respectively. She received her MBA from Harvard Business School. She currently serves as a Board Member of both Turtle Beach and Make-A-Wish Connecticut.

About Winston Meade

Managing Director, Isos Capital Management

Chief Financial Officer, Isos Acquisition Corporation

Winston Meade served as Chief Financial Officer for Isos Acquisition Corporation, a special purpose acquisition company, that completed a business combination with Bowlero Corp. in the media sector’s 3rd largest SPAC transaction ($2.6B) of 2021 resulting in Bowlero trading on the NYSE Global Market under the symbol “BOWL” on December 16, 2021.

With more than 20 years of mergers and acquisitions experience across several industries, Winston served as Managing Director and Head of Telecom Investment Banking at Stephens Inc. Previously, he was with UBS Investment Bank for 17 years, where he served as a Managing Director in Mergers & Acquisitions focusing on the Technology, Media, and Telecom industries. During his time at UBS, he spent several years in their Hong Kong office, helping bolster the firm’s M&A practice in the region. Over his career, Winston has advised on more than $100 billion of domestic and cross border transactions, including advising Advance/Newhouse on the sale of Bright House Networks to Charter Communications, advising The Orchard on the sale to Sony Music Entertainment and advising Virgin Media on the sale of its stake in UKTV to Scripps Network Interactive. He has a B.A. in Economics from the University of Virginia.

About Progress Acquisition Corporation

Progress Acquisition Corporation is a special purpose acquisition company delivering value for the businesses at the forefront of the digital revolution in the media space. Progress Acquisition Corporation seeks opportunities to deliver value and efficient access to the public markets for the technology-first companies that are driving digital disruption and transformation across the advertising, marketing, media, and entertainment sectors. Bringing decades of collective experience in M&A and business leadership, the leadership team brings a differentiated approach to identifying, managing, and completing acquisitions.

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No Offer or Solicitation

This press release is for informational purposes only and not intended to and does not constitute an offer to subscribe for, buy or sell, the solicitation of an offer to subscribe for, buy or sell or an invitation to subscribe for, buy or sell any securities in any jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company and/or Isos (collectively, the “Parties”) may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to the Parties or their respective management teams, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Parties’ management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including those detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”) and there can be no assurances that the partnership and appointments referred to herein will result in a successful initial business combination for the Company. All subsequent written or oral forward-looking statements attributable to the Parties or persons acting on their behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Parties, including those set forth in the Risk Factors section of the Company’s registration statement for the Company’s initial public offering filed with the SEC and the Company’s other filings with the SEC. The Parties undertake no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Media Contacts:

Progress Acquisition Corporation Contact:

Hanna Bautz

NextPR

progresspartners@nextpr.com

Isos Contacts:

Ed Trissel / Tanner Kaufman / Kate Thompson

Joele Frank Wilkinson Brimmer Katcher

(212) 355-4449

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